Exhibit 99.1

CINEMARK HOLDINGS, INC. ANNOUNCES NEW BOARD MEMBERS

Plano, TX, November 14, 2014 — Cinemark Holdings, Inc. (NYSE: CNK), a leading motion picture exhibitor, announced today that Nina G. Vaca (professional name of Ximena G. Humrichouse) and Tim Warner have been elected to the Board of Cinemark Holdings, Inc., effective November 13, 2014. Ms. Vaca was elected to fill the vacancy created by the departure of Mr. Roger T. Staubach and shall serve the remainder of Mr. Staubach’s term as a member of the Class I directors.  Mr. Warner was elected as a member of the Class II directors and his election increases the size of the Board to 11 members.

“We are pleased to welcome Nina and Tim to the Cinemark Board,” said Lee Roy Mitchell, Chairman of the Board at Cinemark. “Nina’s wealth of leadership and business expertise, especially in regard to information technology, and Tim’s tremendous experience and valuable industry relationships will provide significant strategic insight and perspective.”

Ms. Vaca, 43, is the Chairman and Chief Executive Officer of the Pinnacle Group of companies, including Pinnacle Technical Resources, Inc., an award-winning information technology services provider to the Fortune 500, and Provade, Inc., a global provider of vendor management software.  Under Ms. Vaca’s leadership, Pinnacle has become one of the largest firms in its industry, with several thousand consultants across the United States and Canada and more than $650 million in annual revenues.  Provade provides services in over 60 countries and manages over $2 billion of transactions annually.

Ms. Vaca’s entrepreneurial story and success have been featured in numerous national publications and outlets, including Kiplinger, Entrepreneur, Fast Company, CNBC’s Squawk Box, Fox News and the CBS Evening News. She is the recipient of Ernst & Young’s Entrepreneur of the Year and is a member of its prestigious hall of fame. Ms. Vaca has also represented the U.S. in several transatlantic leadership forums, including the German Marshall Memorial Fellowship program and the British-American Project. In April 2014, she was named a Presidential Ambassador for Global Entrepreneurship. She is also the Chairman Emeritus for the United States Hispanic Chamber of Commerce.

Ms. Vaca has been a director of Comerica Incorporated since 2008 and of Kohl’s Corporation since 2010.

Mr. Warner, 69, has served as Cinemark’s Chief Executive Officer since 2012. He has over 30 years of theatrical exhibition industry experience, including more than 17 years with Cinemark beginning in 1996 as President of Cinemark International. He has successfully led Cinemark’s domestic and international operations and has been critical to the Company’s expansion in Latin America. Prior to that, Mr. Warner served as CEO of NATO California, General Chairman of NATO/Showest, and President of a regional theatre company.  Mr. Warner also founded a film buying/marketing group and a regional theatrical exhibition company.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 490 theatres with 5,629 screens in 40 U.S. states, Brazil, Argentina, and 11 other Latin American countries as of September 30, 2014.  For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2014 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.